Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Twelve Month Periods Ended February 28, 2011 and Guidance for Fiscal Year 2012

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended February 28, 2011	Twelve Months Ended February 28, 2011

Net Sales	$100,686,247	380,649,407

Cost of Sales	73,304,384	273,006,712

Selling, General and Administrative	11,222,128	46,645,119
Interest Expense	2,484,151	7,730,556
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	(24,441)	(75,054)
Other (Income) Expense, Net	(598,727)	(1,615,942)
	86,387,495	325,691,391

Income Before Income Taxes	14,298,752	54,958,016
Income Tax Expense	5,073,897	19,995,375

Net Income	$9,224,855	$34,962,641

Income Per Share:
Basic	$.74	$2.81
Diluted	$.73	$2.77

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
 (unaudited)

Assets:	Period Ended February 28, 2011

Current assets:
Cash and cash equivalents	$138,389,837
Accounts receivable	62,665,377
Allowance for doubtful accounts	<720,000>
Inventories	59,552,392
Costs and estimated earnings in excess of billings on uncompleted contracts	15,880,092
Deferred income taxes	7,003,167
Prepaid expenses and other	1,248,270
Total current assets	284,019,135

Net property, plant, and equipment	125,361,635

Goodwill, less accumulated amortization	113,463,436

Intangibles and Other Assets	43,680,635

$566,524,841

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$21,713,896
Accrued liabilities	36,472,334
Total current liabilities	58,186,230

Long-term debt due after one year	225,000,000

Deferred income taxes	27,320,738

Shareholders’ equity	256,017,873

$566,524,841

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)

Period Ended February 28, 2011

Net cash provide by operating activities	$42,085,355

Net cash used in investing activities	(120,266,987)

Net cash provided by (used in) financing activities	106,089,395

Effect of exchange rate changes on cash	(124,955)

Net (decrease) increase in cash and cash equivalents	27,782,808

Cash and cash equivalents at beginning of period	110,607,029

Cash and cash equivalents at end of period	$138,389,837

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended February 28, 2011	Twelve Months Ended February 28, 2011
Net sales:
Electrical and Industrial Products	$43,620	$162,600
Galvanizing Services	57,066	218,049
	100,686	380,649

Segment operating income (a):
Electrical and Industrial Products	6,739	27,072
Galvanizing Services	14,830	56,965
	21,569	84,037

General corporate expenses (b)	4,895	21,492
Interest expense	2,485	7,731
Other (income) expense, net (c)	(110)	(144)
	6,910	29,079

Income Before Taxes	$14,299	$54,958

Total assets:
Electrical and Industrial Products	$136,381	$136,381
Galvanizing Services	277,366	277,366
Corporate	152,778	152,778
	$566,525	$566,525

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date February 28, 2011	Projected Year Ended February 29, 2012
Net Sales:
Electrical and Industrial Products	$162,600	$170,000 to $185,000
Galvanizing Services	$218,049	$225,000 to $265,000
Total Sales	$380,649	$425,000 to $450,000

Diluted earnings per share	$2.77	$2.70 to $3.05

Net Sales by Market Segment:
Power Generation		19%
Transmission and Distribution		27%
Industrial		54%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		29%
Transmission and Distribution		49%
Industrial		22%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		30%
OEM’s		15%
Industrial		35%
Bridge and Highway		10%
Petro Chemical		10%

Operating Margins:
Electrical and Industrial Products	16.7%	13% to 15%
Galvanizing Services	26.1%	25% to 27%

Cash Provided By (Used In)Operations	$42,085	$50,000
Capital Expenditures	$16,411	$23,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$22,166	$21,000
Total Bank Debt	$225,000	$225,000

Cash Dividend	$12,467	$12,700

Percent of Business By Segment:
Electrical and Industrial Products	43%	40%
Galvanizing Services	57%	60%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/28/10	$109,918
Bookings		78,603
Shipments		77,475
Backlog	5/31/10	$111,046
Book to Ship Ratio		1.01
Bookings		95,033
Shipments		99,591
Backlog	8/31/10	$106,488
Book to Ship Ratio		.95
Bookings		98,096
Shipments		102,897
Backlog	11/30/10	$101,687
Book to Ship Ratio		.95
Bookings		107,379
Shipments		100,687
Backlog	2/28/11	$108,379
Book to Ship Ratio		1.07